UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2013 (October 6, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 6, 2013, American Realty Capital Properties, Inc., a Maryland corporation, (the “Company”), entered into an amendment (the “Amendment”) to that certain Agreement and Plan of Merger, dated as of July 1, 2013 (the “Merger Agreement”), with American Realty Capital Trust IV, Inc., a Maryland corporation (the “Target”), Thunder Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company Operating Partnership (as defined below) (“Merger Sub”), ARC Properties Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Company Operating Partnership”), and American Realty Capital Operating Partnership IV, L.P., a Delaware limited partnership and the operating partnership of the Target (the “Target Operating Partnership”). The Merger Agreement provided for (i) the merger of the Target with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of the Company and (ii) the merger of the Target Operating Partnership with and into the Company Operating Partnership (the “Partnership Merger” and together with the Merger, the “Mergers”), with the Company Operating Partnership being the surviving entity.

Under the terms of the Amendment, the Company will now acquire all of the outstanding shares of the common stock of the Target (“Target Common Stock”), in a transaction valued at $3.0 billion, for per share consideration of: (1) $9.00 in cash (representing 30% of the total nominal consideration); (2) 0.5190 shares (the “Common Exchange Ratio”) of common stock of the Company, par value $0.01per share (“Company Common Stock”) (valued at $6.59 using the Company Common Stock’s latest closing price of $12.70 per share from October 4, 2013, and representing 22% of the total nominal consideration); and (3) 0.5937 shares (the “Preferred Exchange Ratio”) of the Company’s 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”) (valued at $14.84 based on a liquidation preference of $25.00 per share and representing 48% of the total nominal consideration), for a fixed  nominal consideration, as of October 4, 2013, of $30.43. The Company would be issuing 36.9 million shares of common stock and 42.2 million shares of Series F Preferred Stock. The Articles Supplementary classifying and designating the Series F Preferred Stock (the “Series F Articles Supplementary”), the form of which is attached to the Amendment, will be filed with the Maryland State Department of Assessments and Taxation (“Maryland SDAT”) prior to the closing of the Merger.

Pursuant to the Series F Articles Supplementary to be filed with the Maryland SDAT prior to the closing of the Merger, the Series F Preferred Stock is not redeemable by the Company before the fifth anniversary of the date on which such Series F Preferred Stock is issued (the “Initial Redemption Date”), except under circumstances intended to preserve the Company’s status as a real estate investment trust for federal and/or state income tax purposes and except as described below upon the occurrence of a change of control (as defined). On and after the Initial Redemption Date, the Company may, at its option, redeem shares of the Series F Preferred Stock, in whole or from time to time in part, at a redemption price of $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends thereon to the date fixed for redemption. In addition, upon the occurrence of a change of control, the Company may, at its option, redeem shares of the Series F Preferred Stock, in whole or in part, within 120 days after the first date on which such change of control occurred, at a redemption price of $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends thereon to the date fixed for redemption. Upon the occurrence of a change of control after which neither the Company nor the acquiring entity has a class of common securities listed on a national stock exchange, each holder of Series F Preferred Stock will have the right (unless, prior to the change of control conversion date (as defined), the Company has provided or provides notice of its election to redeem some or all of the shares of Series F Preferred Stock as provided in either of the two preceding sentences, in which case such holder will have the right only with respect to shares of Series F Preferred Stock that are not called for redemption) to convert some or all of the shares of Series F Preferred Stock into the Company’s common stock (or, in specified circumstances, certain alternative consideration). The shares of Series F Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Company redeems or otherwise repurchases them or they become convertible and are converted into common stock (or, if applicable, alternative consideration).

As a result of the changes to the Merger Agreement contained in the Amendment, approval by the Company’s stockholders of the issuance of Company Common Stock in connection with the merger will no longer be required and the Amendment amends such requirement under the Merger Agreement accordingly.

In addition, the Amendment changes the consideration payable in connection with the Partnership Merger, such that each outstanding unit of equity ownership of the Target Operating Partnership will be converted into the right to receive (i) a number of units of equity ownership in the Company Operating Partnership equal to the Common Exchange Ratio and (ii) a number of validly issued Company preferred units designated by the Company Operating Partnership as Series F Preferred Units equal to the Preferred Exchange Ratio.

Pursuant to the terms of the Amendment, the circumstances in which the Company or Target may be required to pay the other party a $5,000,000 expense reimbursement in the case of termination of the Merger Agreement were amended. In addition, the amount of the break-up fee payable by Target in the event of a termination of the Merger Agreement in certain circumstances was reduced from $20,000,000 to $10,000,000.

As a result of the changes to the consideration payable in connection with the Merger and the resulting tax treatment to the Target’s stockholders, the Amendment to the Merger Agreement changes the Merger from a transaction that qualifies as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended, to a taxable merger.

A copy of the Amendment and the Series F Articles Supplementary are each attached as Exhibit 2.1 and as an attachment thereto, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summary descriptions of the material terms of the Amendment and the Series F Articles Supplementary do not purport to be complete and are qualified in its entirety by reference to the full text of the Amendment and the form of the Series F Articles Supplementary.

Item 7.01. Regulation FD Disclosure.

The Company prepared an investor presentation with respect to the contemplated Merger. Directors, officers and other representatives of the Company, the Target and AR Capital, LLC (“ARC”) will present some or all of such investor presentation at various conferences and meetings in the coming months. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing..

Item 8.01. Other Events.

Joint Press Release

On October 7, 2013, the Company and the Target issued a joint press release announcing the execution of the Amendment and related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Additional Information about the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, the Company and the Target expect to prepare and file with the SEC an amendment to the proxy statement and the Company expects to prepare and file with the SEC an amendment to the registration statement on Form S-4 containing the proxy statement/prospectus and other documents with respect to the Company’s proposed acquisition of the. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by the Company and the Target with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at http://www.arcpreit.com, and copies of the documents filed by the Target with the SEC are available free of charge on the Target’s website at http://www.arct-4.com.

The Company, the Target, ARC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and the Target’s stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding the Target’s directors and executive officers can be found in the Target’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from the Company or the Target, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company’s and the Target’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval by the Target’s stockholders of the Merger; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in the Company’s and the Target’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and the Target disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

2.1	Amendment dated as of October 6, 2013 to the Agreement and Plan of Merger, dated as of July 1, 2013, by and among American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., Thunder Acquisition, LLC, American Realty Capital Trust IV, Inc. and American Realty Capital Operating Partnership IV, L.P.

99.1	Investor presentation

99.2	Joint Press Release issued by American Realty Capital Properties, Inc. and American Realty Capital Trust IV, Inc. on October 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

October 7, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors